Exhibit 99.5(b)

CCSUP

PACIFIC LIFE INSURANCE COMPANY

Life Insurance Division P.O. Box 2030 • Omaha, NE 68103-2030 (800) 347-7787 • Fax (866) 964-4860 www.PacificLife.com

APPLICATION FOR INDIVIDUAL LIFE INSURANCE —KEYEXEC VUL

PREMIUM ALLOCATION SUPPLEMENT

The elections made in this supplement will supersede any elections entered in the Life Application.

Policyowner Name	Date Corporate Master Application Signed

Premium Allocation Indicate percentage amount to be allocated into each of the investment options below. The total of the percentages from both pages must be 100%.

Domestic Equity
Amer Century VP Mid Cap Value	Neuberger Berman AMT Sustainable Equity
Amer Funds IS Growth	PSF Comstock (Invesco)
Amer Funds IS Growth-Income	PSF Dividend Growth (T. Rowe Price)
ClearBridge Var Mid Cap	PSF Equity Index (BlackRock)
DFA VA US Large Value	PSF Growth (MFS)
DFA VA US Targeted Value	PSF Large-Cap Growth (BlackRock)
Fidelity VIP Contrafund	PSF Large-Cap Value (ClearBridge)
Fidelity VIP Growth	PSF Main Street Core (Invesco)
Fidelity VIP Mid Cap	PSF Mid-Cap Equity (Scout)
Fidelity VIP Total Market Index	PSF Mid-Cap Growth (Ivy)
Invesco Oppenheimer V.I. Main Street Small Cap	PSF Mid-Cap Value (Boston Partners)
Janus Henderson VIT Enterprise	PSF Small-Cap Equity (BlackRock/Franklin)
Lord Abbett Ser Fund Developing Growth	PSF Small-Cap Index (BlackRock)
M Capital Appreciation (Frontier)	PSF Small-Cap Value (AllianceBernstein)
M Large Cap Growth (DSM Capital)	PSF Value Advantage (JPMorgan)
M Large Cap Value (AJO)	T. Rowe Price Blue Chip Growth
MFS VIT New Discovery Ser	T. Rowe Price Equity Income
MFS VIT Value Ser	Vanguard VIF Mid Cap Index

Asset Allocation/Balanced
Amer Funds IS Asset Alloc	PSF DFA Balanced Alloc (PLFA)
BlackRock 60/40 Target Alloc ETF V.I.	PSF Pac Dyn — Conserv Growth (PLFA)
Fidelity VIP Freedom 2025	PSF Pac Dyn — Growth (PLFA)
Fidelity VIP Freedom 2030	PSF Pac Dyn — Mod Growth (PLFA)
Fidelity VIP Freedom 2035	PSF Port Opt Aggr-Growth (PLFA)
Fidelity VIP Freedom 2045	PSF Port Opt Conserv (PLFA)
Fidelity VIP Freedom Income	PSF Port Opt Growth (PLFA)
Lazard Retirement Glbl Dyn Multi-Asset	PSF Port Opt Mod (PLFA)
MFS VIT Total Return Ser	PSF Port Opt Mod-Conserv (PLFA)
PIMCO VIT Glbl Managed Asset Alloc

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Premium Allocation (Continued)

International Equity	Sector/Specialty
Amer Funds IS Intl	MFS VIT Utilities Ser
Amer Funds IS New World	PSF Health Sciences (BlackRock)
DFA VA Intl Small	PSF Real Estate (Principal REI)
DFA VA Intl Value	PSF Technology (MFS)
Fidelity VIP Intl Index	VanEck VIP Glbl Hard Assets
Invesco Oppenheimer V.I. Glbl	Vanguard VIF Real Estate Index
Invesco V.I. Intl Growth	Fixed Account Options
Janus Henderson VIT Overseas	Pacific Life-Fixed Account
M Intl Equity (DFA)	Pacific Life-Fixed LT Account
PSF Emerging Markets (Invesco)	Cash Equivalents
PSF Intl Large-Cap (MFS)	Fidelity VIP Govt Money Market
PSF Intl Small-Cap (QS Investors)	Other Approved Investment Options
Templeton Foreign VIP
Fixed Income
Amer Funds IS High-Income Bond
DFA VA Short-Term Fixed
Fidelity VIP Bond Index
Lord Abbett Ser Fund Bond Debenture
Lord Abbett Ser Fund Total Return
PIMCO VIT Income Fund
PSF Core Income (PAM)
PSF Diversified Bond (Western Asset)
PSF Emerging Markets Debt (Ashmore)
PSF Floating Rate Income (PAM)
PSF High Yield Bond (PAM)
PSF Inflation Managed (PIMCO)
PSF Managed Bond (PIMCO)
PSF Short Duration Bond (T. Rowe Price)
Templeton Glbl Bond VIP
Western Asset Global High Yield Bond
Must Total 100%

Declarations

I understand and agree to the following:

1.        This Application supplement will be attached to and made part of the Policy.

2.        This Application supplement will supersede any investment options selected in the “Corporate Master Application.”

Signatures

Fraud Notice: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

If you are signing on behalf of an entity, you represent that you are authorized to execute this document and to make the representations herein. If the entity is a Corporation, you further represent that all requirements under applicable law and under the Corporation’s governing documents have been satisfied concerning the execution of this document, including the use of the corporate seal and number of signing officers.

Date Signed:

X	Print Name: First, Middle, Last (Title, if applicable)
Policyowner’s Signature

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